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                                                                   EXHIBIT 10(m)

                       PROVIDER FINANCIAL SERVICES, INC.
                          1061 FLAMINGO ROAD, SUITE 11
                            LAS VEGAS, NEVADA 89119

March 12, 1997

EMB Mortgage Corporation
575 Anton Boulevard
Suite 200
Costa Mesa, California 92626

Gentlemen

The purpose of this letter is to enter into an agreement formalizing a relationships hereby under which Provider Financial Services, Inc. ("Provider"), a Nevada corporation, would acquire from EMB Mortgage Corporation ("EMB") the exclusive rights for the next ten years to develop the market and establish distribution in the State of Washington for mortgages and mortgage related services provided by EMB Mortgage corporation. As indicated in prior correspondence with representatives of EMB, provider Financial is willing to withdraw its application and release EMB from any prior intended commitment expressed or implied with respect to the State of Nevada and acknowledge the value of such marketing rights in Washington to be $400,000.00.

In furthering this objective, Provider Financial Services, Inc. proposes to perform the following in connection with EMB products for the State of
Washington:

            1)   brokering loans to EMB

            2) acting in the interests of EMB to establish net branch offices and other outlets to secure originators submitting applications for loans to EMB

            3) distributing agent for EMB for sale or lease of Proshare computer systems loaded with M.A.X. proprietary software to parties as originators of loan applications to EMB.

        In performing all of the above, provider would be acting as exclusive representative for EMB Mortgage Corporation in Washington. The basic compensation arrangement with respect to mortgage origination is that EMB retains all Service Release Premiums and the first 12?? Basis points (1/8th of 1%) of such mortgages with Provider retaining all processing fees and remainder of moneys earned on pricing. Payment for the performance of other services on behalf of EMB are to be negotiated on a case by case basis. Although this agreement is deemed effective upon execution hereof, the final arrangements would be subject to meeting certain conditions subsequent attached hereto as Attachment A, including the licensing of EMB's mortgage brokering activities in Washington, which EMB will diligently pursue with the assistance and cooperation of Provider.

        Payment by Provider to EMB for the aforementioned exclusive rights to the State of Washington shall be in the form of a Promissory Note in the principal amount of $400,000.00 in the form and manner attached and incorporated by this reference. This note is due and payable on or before August 31, 1997, however, all deposits and payments made to EMB by Provider through Alliance financial Services in connection with Provider's option to secure the subject rights shall be credited against the payment of said Note, upon proper accounting, within sixty days after execution of this Letter Agreement.

        If the foregoing is acceptable to you, please so indicate as provided below and return a copy to me at the above address so we may begin in earnest to accomplish our goals.

        Thank you for this opportunity to create a team in Washington that will work for the benefit of all concerned.

Sincerely,

Provider Financial Services, Inc.

By:/s/ George Roth
   ----------------------------------
   George Roth, President


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                                                                   EXHIBIT 10(m)

  ACCEPTED:

  EMB Mortgage Corporation

  By:/s/ William V. Perry
     ---------------------------------




                                     II-2


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                                                                   EXHIBIT 10(m)

                                  ATTACHMENT A
                                  ------------

1. EMB shall pay all expenses required to become licensed as a mortgage lender in the State of Washington.

2. EMB will supply Provider with all necessary for Provider to operate as a mortgage broker in the State of Washington, at EMB's cost.



                                     II-3


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                                                                   EXHIBIT 10(m)

                                PROMISSORY NOTE
                                ---------------

$400,000.00                                                    Las Vegas, Nevada
                                                               March 12, 1997

FOR VALUE RECEIVED, the undersigned, a Nevada corporation, promises to pay to EMB MORTGAGE CORPORATION, or order, the principal sum of $400,000.00, together with interest on the outstanding balance of such principal sum computed at the rate of eight percent (8%) per annum from date hereof.

The principal balance, together with all accrued interest thereon, shall be due and payable, in full, on August 31, 1997.

There shall be no penalty for prepayment of principal at any time following the date hereof.

If this Note is not paid in full when it becomes due, Maker agrees to pay all costs and expenses of collection, including reasonable attorney's fees.

PROVIDER FINANCIAL SERVICES, INC.
A Nevada corporation

by:/s/ George Roth
   --------------------------------
   George Roth, President